UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2005

Date of Report (date of earliest event reported)

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795	East Cottonwood Parkway, Suite 660 Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801)	365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On November 2, 2005, Sonic Innovations, Inc. (the “Company”) entered into an employment agreement with Samuel L. Westover to serve as the Company’s newly appointed President and Chief Executive Officer (the “CEO Employment Agreement”), effective as of October 27, 2005. A brief description of the terms and conditions of the CEO Employment Agreement is contained in Item 5.02 below (which description is incorporated into this Item 1.01 by reference) and the CEO Employment Agreement is attached hereto as Exhibit 10.16.

On November 1, 2005, the Company entered into an employment agreement with Andrew G. Raguskus to serve as the Company’s newly appointed Chairman of the Board of Directors (the “Chairman Employment Agreement”). A brief description of the terms and conditions of the Chairman Employment Agreement is contained in Item 5.02 below (which description is incorporated into this Item 1.01 by reference) and the Chairman Employment Agreement is attached hereto as Exhibit 10.17.

Item 2.02. Results of Operations and Financial Condition

On November 2, 2005, the Company issued a press release announcing its financial results for third quarter 2005. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act as amended, but is instead “furnished” as required by that instruction.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2005, the Company’s Board of Directors (the “Board”) appointed Samuel L. Westover, a current member of the Board, as the Company’s President and Chief Executive Officer. The Company’s prior President and Chief Executive Officer through October 27, 2005, Andrew G. Raguskus, has been appointed Chairman of the Board, succeeding Kevin J. Ryan, who continues to serve as a member of the Board. The full text of the press release announcing these changes is attached hereto as Exhibit 99.2 and is hereby incorporated herein by reference.

Mr. Westover, 50, has been a director of Sonic Innovations since 2002 and served as Chairman of the Company’s Audit Committee as well as on its Compensation Committee and Governance and Nominating Committee until resigning from all such committees in connection with his appointment as the Company’s President and Chief Executive Officer. Mr. Westover will continue to serve on the Company’s Board of Directors and has been appointed as the sole member of its Stock Option Committee in conjunction with the resignation of Mr. Raguskus as the sole member of such committee. Mr. Westover was President of CIGNA’s Small Business Segment from March 2004 to December 2004 and President and Chief Executive Officer of CIGNA Dental, a provider of dental insurance and dental managed care, from March 2002 to March 2004. He was Special Assistant to the Governor of Utah from March 2001 to March 2002. From 1996 to 2000, Mr. Westover was President and Chief Executive Officer of Orthalliance, Inc., a provider of management services to orthodontic practices, which he founded. Prior to that, he was President and Chief Executive Officer of SysteMed, Inc., a prescription benefits management company, and Senior Vice President and Chief Financial Officer of Wellpoint Health Networks, Inc. and Blue Cross of California. Mr. Westover earned a bachelor’s degree in accounting from Brigham Young University. There are no family relationships among any of our directors or executive officers.

Pursuant to the CEO Employment Agreement, Mr. Westover shall serve as an at-will employee and the Company’s Chief Executive Officer. Mr. Westover is entitled to receive a base salary of $341,000 per annum with a target annual cash bonus in an amount equal to 60% of his base salary in the event that certain annual financial performance objectives established by the Board are achieved, or such higher percentage as may be consistent with the Company bonus program as approved by the Board. The Company will reimburse Mr. Westover for relocation expenses (including temporary living expenses) in an amount not exceed $180,000. Effective upon the second day following the Company’s earnings release, the Board of Directors granted Mr. Westover two option grants to purchase an aggregate of 500,000 shares of the Company’s Common Stock at the closing price on the date of grant. The first option shall be for 250,000 shares and will be fully exercisable on the grant date. The second option shall also be for 250,000 shares, and shall first become exercisable as to 125,000 of the shares on the second anniversary of the grant date; the remaining 125,000 of the shares shall first become exercisable on the third anniversary of the grant date, subject in each case to Mr. Westover’s continued employment with the Company on such dates.

In the event Mr. Westover’s employment with the Company (i) is terminated by the Company without Cause (as defined below) or (ii) is terminated by Mr. Westover within 120 days following a Constructive Termination (as defined below), the Company will pay Mr. Westover, as Mr. Westover’s sole remedy in connection with such termination, (a) severance pay in the amount of Mr. Westover’s monthly base salary at the rate in effect immediately preceding the termination of Mr. Westover’s employment multiplied by twenty-four (24) months (the “Separation Payment”), which Separation Payment will be paid by the Company in a lump sum on the date of termination (less applicable withholding), (b) the portion of his base salary and vacation pay accrued but unpaid from the last payment date to the date of termination, (c) expense reimbursements for expenses incurred in the performance of his duties hereunder prior to termination and (d) any unpaid bonus for any year that was completed prior to the termination and a pro-rata portion of the annual target bonus for the year in which the termination occurs. If Mr. Westover’s employment with the Company is terminated without Cause or for Constructive Termination, then any options to purchase shares of the Company Common Stock held by Mr. Westover that have not vested will automatically expire and Mr. Westover’s vested options will remain exercisable in accordance with the terms of the applicable option agreements. If Mr. Westover dies or becomes disabled during his employment, options then outstanding shall become immediately exercisable as to all shares subject to such options. For purposes of the CEO Employment Agreement, “Cause” is defined as (i) a material act of dishonesty by Mr. Westover in connection with his responsibilities as an employee, (ii) Mr. Westover’s conviction of, or plea of nolo contendere to, a felony, (iii) Mr. Westover’s gross misconduct, or (iv) Mr. Westover’s continued substantial violation of his employment duties after he has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that Mr. Westover has not substantially performed his duties. “Constructive Termination” means (i) a change in Mr. Westover’s title without Mr. Westover’s consent (except that if Mr. Westover’s title changes in connection with a Change in Control (as defined in the CEO Employment Agreement), such a title change shall not constitute grounds for Constructive Termination), (ii) a material reduction in Mr. Westover’s duties and responsibilities without Mr. Westover’s consent (in the event of a merger, such duties and responsibilities to be measured against the Company alone and not the combined entity), (iii) a reduction in Mr. Westover’s base compensation from the prior year or target bonus without Mr. Westover’s consent (unless the Company also reduces the base salary and target bonuses of substantially all other senior executives of the Company on a pro rata basis) or (iv) the relocation of the Company’s principal executive offices outside a thirty (30) mile radius from the location of the Company’s principal executive offices as of October 27, 2005 without Mr. Westover’s consent.

In the event Mr. Westover’s employment with the Company terminates for any reason (other than for death, Cause, or by voluntary resignation) within the twelve-month period following a Change In Control, the Company will pay Mr. Westover a lump sum payment (the “Termination Payment”) in cash equal to two (2) times the sum of the items in the following subsections (a) and (b): (a) Mr. Westover’s annual base compensation determined by reference to his base salary in effect immediately prior to the Change In Control; and (b) the greater of the target bonus or such bonus approved by the Board of Directors under the Company’s then current bonus program. The Termination Payment will also include the following: (a) Mr. Westover’s base salary and vacation pay accrued but unpaid from the last payment date to the date of termination; (b) expense reimbursement for expenses incurred in the performance of his duties hereunder prior to the termination of his employment with the Company; (c) any other benefit accrued but unpaid as of the date of such termination; and (d) a payment equal to the cost to the Company, as of the date of termination, of providing Mr. Westover with medical, dental, life and disability coverage if Mr. Westover had continued as an active Mr. Westover of the Company for a period of eighteen months in addition to any continuation (COBRA) rights or conversion rights under any plan provided by the Company.

If Mr. Westover is subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) on “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code and the amount of the “parachute payment” as defined under Section 280G(b)(2) of the Code exceeds the amount determined by multiplying (x) three (3) times Mr. Westover’s “base amount” as defined in Section 280G(b)(3) of the Code by (y) 110%, the Company will pay to Mr. Westover an amount (the “Gross Up Payment”) such that the net amount retained by Mr. Westover, after deduction of any Excise Tax on the excess parachute payment and any federal, state and local income tax (together with penalties and interest) and Excise Tax upon the payment will be equal to the amount of the excess parachute payment. If the amount of Mr. Westover’s parachute payment does not exceed the amount determined by multiplying (a) three (3) times Mr. Westover’s base amount by (b) 110%, no Gross Up Payment will be made and Mr. Westover will forfeit his right to payments that are contingent on the change of control in an amount sufficient to reduce such benefits below the threshold of parachute payments so that no Excise Tax will apply.

Pursuant to the Chairman Employment Agreement, Mr. Raguskus shall serve as an at-will employee and the Company’s executive Chairman of the Board. Mr. Raguskus ceased to be the President and Chief Executive Officer of the Company effective as of October 27, 2005 and shall receive as severance for termination of his service as such a sum in cash equal to two (2) times his base salary as then in effect immediately prior to such date, to be paid on or before December 31, 2005. Beginning on January 1, 2006, Mr. Raguskus shall be entitled to receive a base salary of $100,000 per annum, payable in accordance with the Company’s normal payroll procedures and subject to applicable tax withholding. Until December 31, 2005, Mr. Raguskus shall continue to receive the same compensation, including base salary, bonus and benefits, as he has been receiving while serving as CEO. Mr. Raguskus agreed not to compete with the Company for a period of two (2) years following termination of his employment under the Chairman Employment Agreement.

The foregoing descriptions of the CEO Employment Agreement and Chairman Employment Agreement are qualified in their entirety by the full text such agreements, which are attached as exhibits hereto and are hereby incorporated herein by reference.

On October 27, 2005, the Board appointed Craig L. McKnight, 54, as a director of the Company to fill a vacancy in the class of directors whose term expires at the 2008 Annual Meeting of Stockholders. Mr. McKnight has been appointed to serve as Chairman of the Company’s Audit Committee as well as on its Compensation Committee and Governance and Nominating Committee in conjunction with the resignation of Mr. Westover from such committees in connection with Mr. Westover’s appointment as the Company’s President and Chief Executive Officer. The Board has determined that Mr. McKnight is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) and believes that Mr. McKnight is independent as defined under Marketplace Rule 4350(d)(2) of the NASD. The Board believes that Mr. McKnight is financially literate and has designated Mr. McKnight as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission.

Item 9.01. Exhibits

(d)

Exhibit Number	Exhibit Title

10.16	Employment Agreement dated October 27, 2005 between the Company and Samuel L. Westover

10.17	Employment Agreement dated November 1, 2005 between the Company and Andrew G. Raguskus

99.1	Press Release dated November 2, 2005

99.2	Press Release dated November 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC INNOVATIONS, INC.

/s/	Stephen L. Wilson

Stephen L. Wilson

Senior Vice President and Chief Financial Officer

Dated: November 2, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.16	Employment Agreement dated October 27, 2005 between the Company and Samuel L. Westover

10.17	Employment Agreement dated November 1, 2005 between the Company and Andrew G. Raguskus

99.1	Press Release dated November 2, 2005

99.2	Press Release dated November 2, 2005

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